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                                                                    EXHIBIT 4(a)



                              CERTIFICATE OF TRUST


              The undersigned, the trustees of Enron Capital Trust II, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

              1. The name of the business trust being formed hereby (the "Trust") is "Enron Capital Trust II".

              2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                          Chase Manhattan Bank Delaware
                          1201 Market Street
                          Wilmington, Delaware  19801

              3  .        This Certificate of Trust shall be effective as of
                          the date of filing.



Dated: December 23, 1996




                                           /s/ PHILLIP M. SISNEROS
                                           -----------------------------------
                                           Name: Phillip M. Sisneros
                                           Title: Regular Trustee



                                           CHASE MANHATTAN BANK
                                           DELAWARE


                                           /s/ JOHN J. CASHIN
                                           -----------------------------------
                                           Name: John J. Cashin
                                           Title: Senior Trust Officer